BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

*040105*

| Filed in the office of | Document Number 20180484026-35 |
|---|---|
| Barbara K. Cegavske | Filing Date and Time 11/05/2018 8:38 AM |
| Barbara K. Cegavske Secretary of State State of Nevada | Entity Number E0517742018-6 |

# Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

**1. Name of Corporation:** Phoenix Plus Corp

**2. Registered Agent for Service of Process:** (check only one box)

[X] Commercial Registered Agent: Vcorp Services, LLC (Name)

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity:

Street Address: | City: | Nevada | Zip Code:

Mailing Address (if different from street address): | City: | Nevada | Zip Code:

**3. Authorized Stock:** (number of shares corporation is authorized to issue)

Number of shares with par value: 1200000000 | Par value per share: $ 0.0001 | Number of shares without par value: 0

**4. Names and Addresses of the Board of Directors/Trustees:** (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/ rustees)

1) Name: Fong Teck Kheong
Street Address: 9-4 & 11-4, Jalan SP 2/7, Serdang Perdana, 43300 Seri Kembangan Selangor Darul Ehsan, Malaysia | City: | State: | Zip Code:

2) Name:
Street Address: | City: | State: | Zip Code:

**5. Purpose:** (optional; required only if Benefit Corporation status selected)

*The purpose of the corporation shall be:*

**6. Benefit Corporation:** (see instructions) [ ] Yes

**7. Name, Address and Signature of Incorporator:** (attach additional page if more than one incorporator)

**I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.**

Name: Laura Bohan | **X** [signature] **Incorporator Signature**

Address: 25 Robert Pitt Drive Suite 204 | City: Monsey | State: NY | Zip Code: 10952

**8. Certificate of Acceptance of Appointment of Registered Agent:**

*I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.*

**X** [signature]
**Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity** | Date: 10/22/2018

*This form must be accompanied by appropriate fees.*

CONTINUATION OF ARTICLES OF INCORPORATION

OF

Phoenix Plus Corp

Article two. Registered Agent for Service of Process:.

| | |
|---|---|
| Name of Commercial Registered Agent: | Vcorp Services, LLC |
| Address of Commercial Registered Agent: | 1645 Village Center Circle, Suite 170, Las Vegas, NV 89134 |
| Address of Registered Office: | 1645 Village Center Circle, Suite 170, Las Vegas, NV 89134 |
| Mailing Address of Registered Office: | 1645 Village Center Circle, Suite 170, Las Vegas, NV 89134 |

Article three. Authorized Stock :

The aggregate number of shares which the Corporation shall have authority to issue is one billion and two hundred million (1,200,000,000) shares, consisting of two classes to be designated, respectively, "Common Stock" and "Preferred Stock", with all of such shares having a par value of $.0001 per share. The total number of shares of Common Stocks that the Corporation shall have authority to issue is one billion (1,000,000,000) shares. The total number of shares of Preferred Stocks that the Corporation shall have authority to issue is two hundred million (200,000,000) shares. The Preferred stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, conversion rights, cumulative, relative, participating, optional, and other right, and the qualification, limitations or restrictions thereof, of the Preferred Stock shall hereinafter be prescribed by resolution of the Board of Directors